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                                                                  EXHIBIT 10.2.1

                         FORM OF FIRST AMENDMENT TO THE
                     MICROAGE 1994 MANAGEMENT EQUITY PROGRAM
                               AWARD AGREEMENT FOR
                                    EXECUTIVE


         THIS FIRST AMENDMENT to the Award Agreement dated December 14, 1993 ("Award Agreement"), is entered into by MicroAge, Inc. ("Company"), and ______________ ("Executive") pursuant to the Management Equity Plan ("MEP") under the MicroAge, Inc. Long-Term Incentive Plan ("Plan"), as of December 14, 1995.

         WHEREAS, the Company and the Executive entered into the Award Agreement effective December 14, 1993, to enable the Executive to acquire an option to purchase Company stock by making salary deferrals; and

         WHEREAS, the exercise price of the option to purchase Company common stock, $.01 par value ("Common Stock"), under the Award Agreement is $24.83 per share, after giving effect to a 3-for-2 stock split that was payable on January 13, 1994; and

         WHEREAS, the closing price of the Common Stock on the Nasdaq National Market on December 13, 1995, was $8.75 per share; and

         WHEREAS, in order to provide a meaningful incentive for the Executive under the MEP, the Compensation Committee of the Company's Board of Directors has reduced the exercise price under the Award Agreement to the current fair market value of the Common Stock.

         NOW THEREFORE, the Executive and the Company agree as follows:

                 1. Paragraph 5 of the Award Agreement is hereby amended and restated in its entirety as follows:


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         5. NUMBER OF OPTIONS GRANTED. In exchange for electing to waive the amount of compensation specified in the 1994-1996 Waiver Table in Paragraph 4, above, you are hereby granted an option to purchase the number of shares of MicroAge, Inc. Common Stock calculated pursuant to the formula below:

         (1)     TOTAL COMPENSATION WAIVED (1994-1996)              $
                                                                    ----------

         (2)     $_______ (TOTAL COMPENSATION WAIVED)
                 MULTIPLIED BY 3.5234903 (THE "LEVERAGING
                 FACTOR")                                           $
                                                                    ----------

         (3)     COMMON STOCK CLOSING PRICE ON DECEMBER
                 13, 1995 (THE "COMMON STOCK PRICE")                $8.75

         (4)     TOTAL OPTIONS GRANTED (2) / (3)                    ----------

                 2. Paragraphs 8, 9, and 10 of the Award Agreement shall be amended by deleting the references to the number "ten" and replacing such reference with the phrase "the Leveraging Factor."

                 3. This First Amendment shall be effective as December 14,
1995.

                                               MICROAGE, INC.

                                               By:
                                                  -----------------------------
                                                       Jeffrey D. McKeever
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                                                  -----------------------------
                                                       Executive


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